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  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER ___, 2005
                                   Registration Statement File No. 333-34591

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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                    POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                                SOLUTIA INC.
           (Exact name of registrant as specified in its charter)

                          Delaware                             43-1781797
              (State or other jurisdiction of               (I.R.S. Employer
               incorporation or organization)             Indemnification No.)

                 575 Maryville Centre Drive
                       P.O. Box 66760
                    St. Louis, Missouri                        63166-6760
          (Address of Principal Executive Offices)             (Zip Code)



            SOLUTIA INC. ERISA PARITY SAVINGS AND INVESTMENT PLAN
                          (Full title of the plan)



                              Rosemary L. Klein
                   Senior Vice President, General Counsel
                                and Secretary
                                Solutia Inc.
                         575 Maryville Centre Drive
                               P. O. Box 66760
                       St. Louis, Missouri 63166-6760
                   (Name and address of agent for service)


                               (314) 674-1000
        (Telephone number, including area code, of agent for service)


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                               DEREGISTRATION


         On August 28, 1997, Solutia Inc. registered on a Registration Statement on Form S-8 (file number 333-34591) $2,250,000 in unsecured obligations of Solutia Inc. to pay deferred compensation in the future in accordance with the terms of the Solutia Inc. ERISA Parity Savings and Investment Plan. On December 7, 2005, Solutia's Executive Compensation and Development Committee terminated the plan. Therefore, Solutia hereby removes from registration any and all obligations registered on August 28, 1997, that have not been sold pursuant to the plan.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this ___ day of December, 2005.

                                        SOLUTIA INC.
                                        (Registrant)

                                     By /s/ Rosemary L. Klein
                                        ---------------------------
                                        Rosemary L. Klein
                                        Senior Vice President, General Counsel
                                        and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                       TITLE                                        DATE
       ---------                                       -----                                        ----

           *                      President, Chief Executive Officer and Director             December   , 2005
-----------------------
Jeffry N. Quinn


           *                      Senior Vice President and Chief Financial Officer           December   , 2005
-----------------------
James M. Sullivan


           *                      Vice President and Controller (Principal Accounting
-----------------------           Officer)                                                    December   , 2005
Timothy J. Spihlman


           *                      Chairman of the Board and Director                          December   , 2005
-----------------------
Paul H. Hatfield


           *                      Director                                                    December   , 2005
-----------------------
Robert H. Jenkins


           *                      Director                                                    December   , 2005
-----------------------
Philip R. Lochner, Jr.


           *                      Director                                                    December   , 2005
-----------------------
Frank A. Metz, Jr.


           *                      Director                                                    December   , 2005
-----------------------
J. Patrick Mulcahy


           *                      Director                                                    December   , 2005
-----------------------
Sally G. Narodick


           *                      Director                                                    December   , 2005
-----------------------
John B. Slaughter

         * Rosemary L. Klein, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registrant Statement.

                                                 /s/ Rosemary L. Klein
                                            ---------------------------------
                                                     Rosemary L. Klein
                                                     Attorney-in-Fact


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                                EXIBIT INDEX

         These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.


     Exhibit No.   Description
     -----------   -----------
     24            Powers of Attorney submitted by Jeffry N. Quinn, James M.
                   Sullivan, Timothy J. Spihlman, Paul H. Hatfield, Robert H.
                   Jenkins, Philip R. Lochner, Jr., Frank A. Metz, Jr.,
                   J. Patrick Mulcahy, Sally G. Narodick, and John B.
                   Slaughter (incorporated here by reference to Exhibit 24(a) of Solutia's Form 10-K for the year ended December 31, 2004, filed on March 9, 2005)




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